Exhibit 99.1
Phreesia Announces First Quarter Fiscal 2026 Results
ALL-REMOTE COMPANY/WILMINGTON, Del., May 28, 2025 – Phreesia, Inc. (NYSE: PHR) (“Phreesia” or the "Company") announced financial results today for the fiscal first quarter ended April 30, 2025.
"Our fiscal year 2026 is off to a strong start. I am grateful to our team for their continued commitment to our mission, vision and values. I believe our performance is a reflection of our team truly living our values,” said CEO and Co-Founder Chaim Indig.
Please visit the Phreesia investor relations website at ir.phreesia.com to view the Company's Q1 Fiscal 2026 Stakeholder Letter.
Fiscal First Quarter Ended April 30, 2025 Highlights
•Total revenue was $115.9 million in the quarter, up 15% year-over-year.
•Average number of healthcare services clients ("AHSCs") was 4,411 in the quarter, up 9% year-over-year.
•Total revenue per AHSC was $26,283 in the quarter, up 6% year-over-year. See "Key Metrics" below for additional information.
•Net loss was $3.9 million in the quarter, as compared to net loss of $19.7 million in the same period in the prior year.
•Adjusted EBITDA1 was $20.8 million in the quarter, as compared to $4.1 million in the same period in the prior year.
•Net cash provided by operating activities was $14.9 million in the quarter, as compared to net cash used in operating activities of $0.7 million in the same period in the prior year.
•Free cash flow2 was $7.5 million in the quarter, as compared to negative $6.2 million in the same period in the prior year.
•Cash and cash equivalents as of April 30, 2025 was $90.9 million, up $6.7 million from January 31, 2025.
Fiscal 2026 Outlook
We are maintaining our revenue outlook for fiscal 2026. We expect revenue to be in the range of $472 million to $482 million. The revenue range provided for fiscal 2026 assumes no additional revenue from potential future acquisitions completed between now and January 31, 2026.
We are updating our Adjusted EBITDA outlook for fiscal 2026 to a range of $85 million to $90 million from a previous range of $78 million to $88 million. The Adjusted EBITDA range provided for fiscal 2026 assumes continued improvements in operating leverage across the Company through a focus on efficiency.
We are maintaining our expectation for AHSCs to reach approximately 4,500 in fiscal 2026. Additionally, we expect total revenue per AHSC in fiscal 2026 to increase from fiscal 2025.
We believe our $90.9 million in cash and cash equivalents as of April 30, 2025, along with cash generated in our normal operations, gives us sufficient flexibility to reach our fiscal 2026 outlook. Additionally, our available borrowing capacity under our credit facility with Capital One provides us with an additional source of capital to pursue future growth opportunities not incorporated into our fiscal 2026 outlook. As of April 30, 2025 we had no borrowings outstanding under our credit facility.
Non-GAAP3 Financial Measures
We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of other (income) expense, net and (benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP net
1 Adjusted EBITDA is a non-GAAP measure. We calculate Adjusted EBITDA as net loss before interest income, net, provision for income taxes, depreciation and amortization, stock-based compensation expense and other income, net. See “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the closest GAAP measure.
2 Free cash flow is a non-GAAP measure. We calculate free cash flow as net cash provided by (used in) operating activities less capitalized internal-use software development costs and purchases of property and equipment. See “Non-GAAP Financial Measures” for a reconciliation of free cash flow to the closest GAAP measure.
3 GAAP is defined as generally accepted accounting principles in the United States.

income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For further information regarding the non-GAAP financial measures included in this press release, including a reconciliation of GAAP to non-GAAP financial measures and an explanation of these measures, please see “Non-GAAP financial measures” below.
Available Information
We intend to use our Company website (including our Investor Relations website) as well as our Facebook, X, LinkedIn and Instagram accounts as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Forward Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operating performance, including our revenue, operating leverage, margins, Adjusted EBITDA and cash flows; our ability to finance our plans to achieve our fiscal 2026 outlook with our current cash balance and cash generated in the normal course of business; and our outlook for fiscal 2026, including our expectations regarding revenue, Adjusted EBITDA, AHSCs and total revenue per AHSC. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to comply with the covenants in our credit agreement with Capital One; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; and difficulties in integrating our acquisitions and investments; and other general, market, political, economic and business conditions (including from the change in U.S. presidential administration, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East, India or elsewhere). The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025 that will be filed with the SEC following this press release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures, with the exception of our Adjusted EBITDA outlook for the reasons described above.
Conference Call Information
We will hold a conference call on Wednesday May 28, 2025 at 8:30 a.m. Eastern Time to review our fiscal 2026 first quarter financial results. To participate in our live conference call and webcast, please dial (800) 715-9871 (or (646) 307-1963 for international participants) using conference code number 7404611 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Phreesia
Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 170 million patient visits in 2024—1 in 7 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes.

Investor Relations Contact:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Media Contact:
Nicole Gist
Phreesia, Inc.
nicole.gist@phreesia.com
(407) 760-6274

Phreesia, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	April 30, 2025	January 31, 2025
	(Unaudited)
Assets
Current:
Cash and cash equivalents	$90,871	$84,220
Settlement assets	33,006	29,176
Accounts receivable, net of allowance for doubtful accounts of $1,811 and $1,468 as of April 30, 2025 and January 31, 2025, respectively	75,099	73,617
Deferred contract acquisition costs	414	401
Prepaid expenses and other current assets	16,019	15,871
Total current assets	215,409	203,285
Property and equipment, net of accumulated depreciation and amortization of $87,488 and $84,505 as of April 30, 2025 and January 31, 2025, respectively	23,492	23,651
Capitalized internal-use software, net of accumulated amortization of $59,013 and $55,991 as of April 30, 2025 and January 31, 2025, respectively	53,531	52,763
Operating lease right-of-use assets	1,262	1,477
Deferred contract acquisition costs	460	583
Intangible assets, net of accumulated amortization of $9,277 and $8,407 as of April 30, 2025 and January 31, 2025, respectively	27,273	28,143
Goodwill	75,845	75,845
Other assets	3,123	2,668
Total Assets	$400,395	$388,415
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$33,006	$29,176
Current portion of finance lease liabilities and other debt	8,348	8,043
Current portion of operating lease liabilities	957	964
Accounts payable	3,204	5,622
Accrued expenses	34,059	37,460
Deferred revenue	31,146	32,758
Total current liabilities	110,720	114,023
Long-term finance lease liabilities and other debt	6,162	8,150
Operating lease liabilities, non-current	401	646
Long-term deferred revenue	112	119
Long-term deferred tax liabilities	568	484
Other long-term liabilities	246	185
Total Liabilities	118,209	123,607
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, undesignated, $0.01 par value—20,000,000 shares authorized as of both April 30, 2025 and January 31, 2025; no shares issued or outstanding as of both April 30, 2025 and January 31, 2025	—	—
Common stock, $0.01 par value—500,000,000 shares authorized as of both April 30, 2025 and January 31, 2025; 60,814,930 and 60,083,444 shares issued as of April 30, 2025 and January 31, 2025, respectively	608	601
Additional paid-in capital	1,132,124	1,111,274
Accumulated deficit	(805,410)	(801,496)
Accumulated other comprehensive income (loss)	384	(51)
Treasury stock, at cost, 1,355,169 shares as of both April 30, 2025 and January 31, 2025	(45,520)	(45,520)
Total Stockholders’ Equity	282,186	264,808
Total Liabilities and Stockholders’ Equity	$400,395	$388,415

Phreesia, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended April 30,
	2025	2024
Revenue:
Subscription and related services	$54,355	$46,742
Payment processing fees	29,925	27,060
Network solutions	31,656	27,415
Total revenues	115,936	101,217
Expenses:
Cost of revenue (excluding depreciation and amortization)	16,637	15,723
Payment processing expense	21,428	18,297
Sales and marketing	26,043	32,011
Research and development	31,829	28,881
General and administrative	16,408	19,052
Depreciation	2,986	3,524
Amortization	3,892	3,149
Total expenses	119,223	120,637
Operating loss	(3,287)	(19,420)
Other income (expense), net	338	(31)
Interest (expense) income, net	(230)	239
Total other income, net	108	208
Loss before provision for income taxes	(3,179)	(19,212)
Provision for income taxes	(735)	(510)
Net loss	$(3,914)	$(19,722)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.35)
Weighted-average common shares outstanding, basic and diluted	58,920,782	56,666,311
(1) Our potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same.

Phreesia, Inc.
Unaudited Consolidated Statements of Comprehensive Loss
(in thousands)

	Three months ended April 30,
	2025	2024
Net loss	$(3,914)	$(19,722)
Other comprehensive income:
Net change in unrealized gains on cash flow hedges	407	—
Change in foreign currency translation adjustments	28	1
Other comprehensive income	435	1
Comprehensive loss	$(3,479)	$(19,721)

Phreesia, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three months ended April 30,
	2025	2024
Operating activities:
Net loss	$(3,914)	$(19,722)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,878	6,673
Stock-based compensation expense	17,225	16,840
Amortization of deferred financing costs and debt discount	62	61
Cost of Phreesia hardware purchased by customers	436	343
Deferred contract acquisition costs amortization	110	192
Non-cash operating lease expense	215	173
Deferred taxes	85	63
Changes in operating assets and liabilities:
Accounts receivable	(1,490)	(1,393)
Prepaid expenses and other assets	(256)	414
Accounts payable	(1,739)	(2,936)
Accrued expenses and other liabilities	(891)	(1,155)
Lease liabilities	(252)	(219)
Deferred revenue	(1,619)	(55)
Net cash provided by (used in) operating activities	14,850	(721)
Investing activities:
Capitalized internal-use software	(3,888)	(4,570)
Purchases of property and equipment	(3,504)	(876)
Net cash used in investing activities	(7,392)	(5,446)
Financing activities:
Proceeds from issuance of common stock upon exercise of stock options	128	347
Proceeds from employee stock purchase plan	768	913
Finance lease payments	(1,376)	(1,280)
Principal payments on financing agreements	(320)	(289)
Debt issuance costs and loan facility fee payments	(38)	(152)
Financing payments of acquisition-related liabilities	—	(1,364)
Net cash used in financing activities	(838)	(1,825)
Effect of exchange rate changes on cash and cash equivalents	31	(1)
Net increase (decrease) in cash and cash equivalents	6,651	(7,993)
Cash and cash equivalents – beginning of period	84,220	87,520
Cash and cash equivalents – end of period	$90,871	$79,527

Supplemental information of non-cash investing and financing information:
Right of use assets acquired in exchange for operating lease liabilities	$—	$764
Property and equipment acquisitions through finance leases	$—	$6,529
Purchase of property and equipment and capitalized software included in current liabilities	$1,117	$2,440
Capitalized stock-based compensation	$332	$348
Issuance of stock to settle liabilities for stock-based compensation	$6,508	$6,177
Cash paid for:
Interest	$324	$483
Income taxes	$551	$1,593

Non-GAAP Financial Measures
This press release and statements made during the above-referenced webcast may include certain non-GAAP financial measures as defined by SEC rules.
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We calculate Adjusted EBITDA as net income or loss before interest expense (income), net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense and other (income) expense, net.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release and our Quarterly Report on Form 10-Q to be filed after this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other (income) expense, net and (benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) interest expense (income), net; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA

	Three months ended April 30,
(in thousands, unaudited)	2025	2024
Net loss	$(3,914)	$(19,722)
Interest expense (income), net	230	(239)
Provision for income taxes	735	510
Depreciation and amortization	6,878	6,673
Stock-based compensation expense	17,225	16,840
Other (income) expense, net	(338)	31
Adjusted EBITDA	$20,816	$4,093
We calculate free cash flow as net cash provided by (used in) operating activities less capitalized internal-use software development costs and purchases of property and equipment.
Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic investments, partnerships and acquisitions and strengthening our financial position.
The following table presents a reconciliation of free cash flow from net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated:
Phreesia, Inc.
Free cash flow

	Three months ended April 30,
(in thousands, unaudited)	2025	2024
Net cash provided by (used in) operating activities	$14,850	$(721)
Less:
Capitalized internal-use software	(3,888)	(4,570)
Purchases of property and equipment	(3,504)	(876)
Free cash flow	$7,458	$(6,167)

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses

	Three months ended April 30,
(in thousands, unaudited)	2025	2024
GAAP operating expenses
General and administrative	$16,408	$19,052
Sales and marketing	26,043	32,011
Research and development	31,829	28,881
Cost of revenue (excluding depreciation and amortization)	16,637	15,723
	$90,917	$95,667
Stock compensation included in GAAP operating expenses
General and administrative	$6,573	$6,209
Sales and marketing	5,174	5,766
Research and development	4,393	3,627
Cost of revenue (excluding depreciation and amortization)	1,085	1,238
	$17,225	$16,840
Adjusted operating expenses
General and administrative	$9,835	$12,843
Sales and marketing	20,869	26,245
Research and development	27,436	25,254
Cost of revenue (excluding depreciation and amortization)	15,552	14,485
	$73,692	$78,827
Phreesia, Inc.
Key Metrics
(Unaudited)

	Three months ended April 30,
	2025	2024
Key Metrics:
Average number of healthcare services clients ("AHSCs")	4,411	4,065
Total revenue per AHSC	$26,283	$24,900
The definitions of our key metrics are presented below.
•AHSCs. We define AHSCs as the average number of clients that generate subscription and related services or payment processing revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. We believe growth in AHSCs is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our solutions to healthcare services organizations that are not yet clients. We believe growth in AHSCs provides useful information to investors as an important indicator of expected revenue growth. In addition, growth in AHSCs informs our management of the areas of our business that will require further investment to support expected future AHSC growth. For example, as AHSCs increase, we may need to add to our customer support team and invest to maintain effectiveness and performance of our solutions for our healthcare services clients and their patients.
•Total revenue per AHSC. We define total revenue per AHSC as total revenue in a given period divided by AHSCs during that same period. Our healthcare services clients directly generate subscription and related services and payment processing revenue. Additionally, our relationships with healthcare services clients who subscribe to our solutions give us the opportunity to engage with life sciences companies, government entities, patient advocacy, public interest and not-for-profit and other organizations who deliver direct communication to patients through our solutions. As a result, we believe that our ability to increase total revenue per AHSC provides useful information to investors as an indicator of the long-term value of our solutions.

Phreesia, Inc.
Additional Information
(Unaudited)

	Three months ended April 30,
	2025	2024
Patient payment volume (in millions)	$1,314	$1,166
Payment facilitator volume percentage	82%	81%

•Patient payment volume. We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients’ businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors.
•Payment facilitator volume percentage. We define payment facilitator volume percentage as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue. Our payment facilitator volume percentage could decline slightly over time should we increase our penetration of enterprise customers that are less likely to use Phreesia as a payment facilitator.